UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2007

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2007, MicroStrategy Incorporated (the “Company”) entered into an Aircraft Purchase Agreement with Bombardier Inc. to purchase a corporate aircraft for delivery in the summer of 2009, which it expects to begin operating during the 2009 calendar year. The Company intends to utilize this aircraft for, among other purposes, managing its enterprise software business on a worldwide basis, and believes that it will facilitate more effective communication and more rapid coordination with its global employees, partners, and customer base. The aggregate purchase price for the aircraft is approximately $46 million, payable in installments on various dates related to the completion of manufacturing of the aircraft and the delivery of the aircraft to the Company. The Company has the option to accelerate the delivery date under certain circumstances if Bombardier is able to offer the aircraft prior to the scheduled delivery date. This description of the agreement is qualified in its entirety by reference to the Aircraft Purchase Agreement, which is attached hereto as Exhibit 10.1.

Item 2.02. Results of Operations and Financial Condition.

Fourth Quarter and Full Year Financial Results

On January 26, 2007, MicroStrategy Incorporated (the “Company”) issued a press release announcing the Company’s financial results for the quarter and full year ended December 31, 2006. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

Fourth Quarter and Full Year Financial Results

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Document
10.1	Aircraft Purchase Agreement, dated January 31, 2007, by and between the Company and Bombardier Inc.

99.1	Press release, dated January 26, 2007, regarding the Company’s financial results for the quarter and full year ended December 31, 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2007	MicroStrategy Incorporated
(Registrant)

	By:	/s/ MICHAEL J. SAYLOR
	Name:	Michael J. Saylor
	Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Aircraft Purchase Agreement, dated January 31, 2007, by and between the Company and Bombardier Inc.

99.1	Press release, dated January 26, 2007, regarding the Company’s financial results for the quarter and full year ended December 31, 2006.